Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP
1345 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10105
TELEPHONE: (212) 370-1300
FACSIMILE: (212) 370-7889
www.egsllp.com

May 8, 2014

VIA EDGAR

MYOS Corporation
45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-1 (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by MYOS Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering by certain selling stockholders of the Company named in the Registration Statement (the “SellingStockholders”) of a total of (a) 678,696 shares (the “Shares”) of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), and (b) 473,522 shares of Common Stock issuable upon exercise of warrants by the Selling Stockholders (the “Warrant Shares”), for their respective accounts.

We have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photocopied), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or photocopied.

Based on the foregoing and in reliance thereon, we are of the opinion that the Shares are, and the Warrant Shares, when issued and paid for in accordance with the terms and conditions of the warrants will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP

ELLENOFF GROSSMAN & SCHOLE LLP